As filed with the Securities and Exchange Commission on November 2, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Knight Transportation, Inc.
(Exact name of registrant as specified in its charter)

Arizona	86-0649974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5601 West Buckeye Road
Phoenix, Arizona 85043
(602) 269-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin P. Knight

Chairman and Chief Executive Officer
Knight Transportation, Inc.
5601 West Buckeye Road
Phoenix, Arizona 85043
(602) 269-2000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James E. Brophy, Esq. Ryley Carlock & Applewhite 101 N. 1st Avenue, Suite 2700 Phoenix, Arizona 85003 (602) 258-7701	Mark Scudder Scudder Law Firm, P.C., L.L.O. 411 South 13th Street Lincoln, Nebraska 68508 (402) 435-3223	Philip J. Niehoff, Esq. John R. Sagan, Esq. Mayer, Brown & Platt 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600

     Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒   File No. 333-72130

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Amount of Offering	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Price Per Share(2)	Price(1)(3)(4)(5)	Fee(3)(4)(5)

Common Stock $0.01 par value per share	529,938 shares	$24.50	$12,983,481	$3,246

(1)	Includes 29,938 shares of common stock issuable upon exercise of an overallotment option granted to the Underwriters.

(2)	Calculated pursuant to Rule 457(o).

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). In no event shall the aggregate initial offering price of all shares registered exceed $83,420,981.

(4)	The registrant has previously registered securities with a proposed maximum offering price of $64,917,500 pursuant to a Registration Statement on Form S-3 (File No. 333-72130) as amended.

(5)	$16,229 previously paid with the filing of Registration Statement 333-72130.

     THIS REGISTRATION STATEMENT ON FORM S-3 IS BEING FILED BY KNIGHT TRANSPORTATION PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933. THE CONTENTS OF REGISTRATION STATEMENT NUMBER 333-72130, INCLUDING AMENDMENT NO. 1 THERETO, ARE HEREBY INCORPORATED HEREIN BY REFERENCE.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 2nd day of November, 2001.

KNIGHT TRANSPORTATION, INC.

By	/s/ KEVIN P. KNIGHT

Kevin P. Knight, Chief Executive
Officer and Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature and Title	Date

/s/ KEVIN P. KNIGHT Kevin P. Knight, Chairman of the Board, Chief Executive Officer, Director	November 2, 2001

/s/ GARY J. KNIGHT* Gary J. Knight, President, Director	November 2, 2001

/s/ KEITH T. KNIGHT* Keith T. Knight, Executive Vice President, Director	November 2, 2001

/s/ TIMOTHY M. KOHL* Timothy M. Kohl, Director, Chief Financial Officer	November 2, 2001

/s/ ROBERT JOHNSON* Robert Johnson, Chief Accounting Officer	November 2, 2001

/s/ DONALD A. BLISS* Donald A. Bliss, Director	November 2, 2001

/s/ RANDY KNIGHT* Randy Knight, Director	November 2, 2001

/s/ G.D. MADDEN* G.D. Madden, Director	November 2, 2001

Signature and Title	Date

/s/ MATT SALMON* Matt Salmon, Director	November 2, 2001

/s/ MARK SCUDDER* Mark Scudder, Director	November 2, 2001

      * Kevin P. Knight, by signing his name hereto, does sign and execute this Registration Statement on behalf of each of the above named officers and directors of the registrant on this 2nd day of November, 2001, pursuant to the powers of attorney executed on behalf of each of such officers and directors previously filed with the Securities and Exchange Commission.

By: /s/ KEVIN P. KNIGHT Kevin P. Knight Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Descriptions

5.1	Opinion of Ryley Carlock & Applewhite.
23.1	Consent of Ryley Carlock & Applewhite. (included in Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP, independent public accountants, dated October 30, 2001.
24.1	Power of Attorney (filed with Registration Statement No. 333-72130).